                                                                   Exhibit 10.83





                           FEDERAL EXPRESS CORPORATION

                         RETIREMENT PARITY PENSION PLAN




                                 EFFECTIVE DATE

                                  JUNE 1, 1993



                             AS AMENDED AND RESTATED

                                  JUNE 1, 1996

         Section 1. Purpose and Description. Federal Express Corporation, a Delaware corporation (the "Company"), established, effective June 1, 1993 (the "Effective Date"), the Federal Express Corporation Retirement Parity Pension Plan (the "Plan"). The Plan was amended, effective June 1, 1994, to increase the benefit provided from 80% to 100% of the difference of the "Unreduced Benefit" less the "Maximum Benefit," as both terms are defined below. The Plan is herein amended and restated, effective June 1, 1996 (the "Restatement Effective Date"), to provided for the inclusion of Managing Directors, in addition to Officers, under the terms of the Plan. The Plan provisions, as in effect immediately prior to June 1, 1996, shall remain in effect for anyone who is not actively employed by the Company as an Officer or Managing Director on or after that date, unless the Plan specifically provides otherwise. The Plan is intended to be an "employee benefit pension plan," as defined in ss. 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a plan that is "unfunded and is maintained ... primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as provided in ss.ss. 201, 301 and 401 of ERISA and the Department of Labor regulations promulgated under ERISA. The benefits provided by the Plan are not funded, but shall be payable when due out of the assets of the Company as general, unsecured obligations of the Company.

         Section 2. Eligibility. Any employee of the Company who (i) serves as an Officer after the Effective Date or as a Managing Director after the Restatement Effective Date, (ii) has served as an Officer and/or Managing Director for a combined period of five consecutive years, including service prior to the Effective Date or Restatement Effective Date, but excluding service with a predecessor-in-interest to the Company, and (iii) is an active participant in the Federal Express Corporation Employees' Pension Plan, as it currently exists and as it may be amended from time to time (the "Qualified Pension Plan"), shall be eligible for the benefit described in subsection (a) of
Section 3 below. In addition, an Officer described above shall be eligible for the benefit described in subsection (b) of Section 3 below. For the purpose of this Plan, the term "Officer" shall mean an officer of the Company elected to the position of vice-president or above, as evidenced in the minutes of the Company's Board of Directors. The term "Managing Director" shall, for the purpose of this Plan, mean a managing director of the Company appointed to the position of managing director, as evidenced in the Company's personnel information system, PRISM.

         Section 3. Benefit Amount and Limitations. (a) An Officer or Managing Director who meets the eligibility requirements of Section 2 above shall be paid from the Plan a benefit equal to 100% of the difference between the

Unreduced Benefit and the Maximum Benefit.

         For the purpose of this Plan, "Unreduced Benefit" shall mean the benefit that would be provided to the Officer by the Qualified Pension Plan without regard to the limits imposed by Internal Revenue Code (the "Code") ss. 415 (limitations on benefits for defined benefit plans and limitation in case of defined benefit and defined contribution plan for same employee) and ss. 401(a)(17) (annual compensation limit).

         For the purpose of this Plan, "Maximum Benefit" shall mean the benefit actually provided to the Officer or Managing Director by the Qualified Pension Plan.

         (b) An Officer who meets the eligibility requirements of Section 2 above shall be paid from this Plan, in addition to the benefit described in subsection (a) above, the difference between such Officer's Maximum Benefit under the Qualified Pension Plan and what such Officer's Maximum Benefit would have been had such Officer received credit for a Year of Service under the Qualified Pension Plan for each year that such Officer is eligible to receive, and does in fact receive, a benefit under the Federal Express Corporation Nonqualified Disability Plan for Officers, as it currently exists or as it may be amended from time to time (the "Officers Nonqualified Disability Plan").

         For purpose of determining eligibility for an increased benefit as contemplated by this subsection, such increased benefit shall be provided for each Plan Year during which an

Officer's Hours of Service under the Qualified Pension Plan plus such Officer's "Phantom Hours of Service" while receiving benefits under the Officers Nonqualified Disability Plan are equal to a Year of Service under the Qualified Pension Plan. Phantom Hours of Service shall be credited at the same rate under this subsection as if the Officer receiving benefits under the Officers Nonqualified Disability Plan had been actively at work and receiving credit for Hours of Service under the Qualified Pension Plan. Notwithstanding the above, an Officer shall not receive credit under this subsection for the same Plan Year for which such Officer receives credit for a Year of Service under the Qualified Pension Plan.

         (c) Unless otherwise provided herein, defined terms used in this Plan shall have the same meaning attributed to such terms in the Qualified Pension Plan and the Officers Nonqualified Disability Plan, as applicable.

         Section 4. Payment of Benefits. Benefits under this Plan shall be paid in the same manner and at the same time as benefit payments under the Qualified Pension Plan and shall be subject to the same restrictions and limitations as provided therein, without regard to Code ss.ss. 415 and 401(a)(17).

         Section 5. Plan Administration. The Plan shall be administered by the Company, acting through its Retirement Administration Department or its successor (the "Administrator"). The Administrator shall have the responsibility to receive, evaluate and process all claims for benefits and shall allow payment of benefits under the Plan in accordance with its terms. In connection with its duties, the Administrator shall have the authority to interpret the Plan's provisions and to determine eligibility for Plan benefits. The Administrator shall have the authority to adopt such rules and procedures which it deems necessary for the administration of the Plan and recommend any modifications, changes or amendments to the Plan.

         Section 6. The Committee. The Committee, as defined in the Qualified Pension Plan, shall have the authority to perform the administrative duties under the Plan, other than the duties of the Administrator. In connection with its duties, the Committee shall have the authority to interpret the Plan's provisions and to determine eligibility for Plan benefits. The Committee is the named fiduciary of the Plan and shall adopt such rules and procedures that in its opinion are either necessary or desirable to implement and administer the Plan.

         Section 7. Claims Procedures. The claims procedures for the Plan shall be the same as such procedures in the Qualified Pension Plan.

         Section 8. Legal Expenses. An Officer or Managing Director shall be entitled to reimbursement from the Company for reasonable legal expenses incurred in successfully enforcing his or her right to benefits under the Plan. This right to reimbursement shall only be available if such

Officer or Managing Director has applied for benefits in substantial compliance with the Administrator's procedures, been denied benefits by the Administrator, timely requested a review of that denial as provided in Section 7 above and had the Administrator's denial upheld.

         Section 9. Non-Assignability of Benefits. Benefits under this Plan shall not be assignable or transferable in any manner, nor shall they be subject to garnishment, attachment or other legal process, except as provided by ERISA and other applicable federal law.

         Section 10. Effect. Neither the establishment of the Plan nor any modification thereto, nor the creation of any account on the books of the Company, nor the payment of any benefit from the Plan shall be construed as giving an Officer, Managing Director or any other person any legal or equitable right against the Company, its directors, officers, employees or agents, except as provided herein.

         Section 11. No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Officer or Managing Director nor as a promise that any Officer or Managing Director shall continue in his or her present or comparable position nor as a limit on the Company's right to discharge such Officer or Managing Director, with or without notice.

         Section 12. Amendment or Termination. The Company may amend or terminate the Plan at any time. An amendment shall become effective upon its execution in writing by an Officer of the Company or upon action of the Company's Board of Directors or any committee thereof or upon action of the Committee, as reflected in the Board of Directors', its committee's or the Committee's minutes, and the Plan's termination shall become effective upon the action of the Company's Compensation Committee of the Board of Directors or the Committee, as reflected in the Compensation Committee's or Committee's minutes. However, no amendment or termination shall eliminate or reduce any benefits accrued under the Plan at the time of such amendment or termination.

         Section 13. Agent for Service of Process. The Company is hereby designated as agent for service of process for all purposes provided herein.

         Section 14. Governing Law. Except to the extent preempted by federal law, the provisions of this Plan shall be administered, construed and enforced in accordance with the laws of the State of Tennessee.

         Section 15. Execution. This document may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

         IN WITNESS WHEREOF, the undersigned duly authorized Officer of the Company has caused this Plan amendment and restatement to be adopted as of June 1, 1996, by affixing his signature hereto.


                                               FEDERAL EXPRESS CORPORATION

                                               BY: /s/ Steven E. Priddy
                                                   -------------------------
                                                   Steven E. Priddy
                                                   Vice President, Personnel
                                                   Administration

                                               Date:  4/8/97
                                                     -----------------------

ATTEST:

/s/  George W. Hearn
--------------------------
Title:  Assistant Secretary